UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2019
(Date of earliest event reported)

UBS Commercial Mortgage Trust 2019-C16

(Central Index Key Number 0001769322)

(Exact name of issuing entity)

UBS AG

(Central Index Key Number 0001685185)

Rialto Mortgage Finance, LLC

(Central Index Key Number 0001592182)

Ladder Capital Finance LLC

(Central Index Key Number 0001541468)

Morgan Stanley Mortgage Capital Holdings LLC

(Central Index Key Number 0001541557)

(Exact name of sponsor as specified in its charter)

UBS Commercial Mortgage Securitization Corp.

(Central Index Key Number 0001532799)

(Exact name of registrant as specified in its charter)

Delaware	333-227784-03	45-3587479
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1285 Avenue of the Americas, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      212-713-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01.	Entry into a Material Definitive Agreement.
Item 6.02.	Change of Servicer or Trustee.

On April 16, 2019, UBS Commercial Mortgage Securitization Corp. (the “Depositor”) caused the issuance, pursuant to a pooling and servicing agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), among UBS Commercial Mortgage Securitization Corp. (the “Registrant”), as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”) and as special servicer, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”), and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), of UBS Commercial Mortgage Trust 2019-C16, Commercial Mortgage Pass-Through Certificates, Series 2019-C16. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

Pursuant to Section 7.01(d) of the Pooling and Servicing Agreement, PR Capital Debt Private Limited, as the AB Whole Loan Controlling Holder with respect to the SkyLoft Austin Whole Loan, removed Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) as Special Servicer under the Pooling and Servicing Agreement solely with respect to the SkyLoft Austin Whole Loan and appointed Situs Holding, LLC, a Delaware limited liability company (“Situs Holdings”), as the successor Special Servicer under the Pooling and Servicing Agreement solely with respect to the SkyLoft Austin Whole Loan. Midland remains the Special Servicer under the Pooling and Servicing Agreement with respect to all Mortgage Loans other than the SkyLoft Austin Whole Loan. Pursuant to Section 7.01(d) of the Pooling and Servicing Agreement, Situs Holdings agreed to be bound by the terms of the Pooling and Servicing Agreement with respect to the SkyLoft Austin Whole Loan pursuant to an Acknowledgement of Proposed Special Servicer, dated as of April 25, 2019, attached hereto as Exhibit 99.1. The removal of Midland as Special Servicer under the Pooling and Servicing Agreement solely with respect to the SkyLoft Austin Whole Loan and appointment of Situs Holdings as successor Special Servicer under the Pooling and Servicing Agreement solely with respect to the SkyLoft Austin Whole Loan will be effective as of April 30, 2019.

The SkyLoft Austin Special Servicer

Situs Holdings is a wholly owned subsidiary of an affiliated entity of Stone Point Capital LLC (“Stone Point”). Stone Point is a global private equity firm that has raised over $13 billion of committed capital. Stone Point targets investments in the global financial services industries, including insurance underwriting and distribution, mortgage services, benefits and healthcare, outsourcing services, specialty lending, asset management and retirement savings, and banking and depository institutions.

The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 101 Montgomery Street, Suite 2250, San Francisco, California 94104.

Situs Holdings has a current Special Servicer rating for “CSS2-” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.” Situs Holdings is approved by Moody’s, Kroll and DBRS as a Special Servicer for CMBS and SFR transactions. As of February 28, 2019, Situs Holdings is also the named operating advisor for 29 CMBS transactions with an aggregate outstanding principal balance of approximately $26.5 billion.

Situs Holdings and its affiliates (collectively, “Situs”) are involved in the commercial real estate advisory business and engages principally in:

•     Real estate consulting

•     Primary servicing

•     CMBS special servicing

•     Asset management

•     Commercial real estate valuation

•     Due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has major offices located across the U.S. in San Francisco, New York, and Houston as well as offices in London and Frankfurt. Situs provides services to financial institutions investors and servicers as well as to agencies of the United States government.

The table below sets forth information about Situs’ portfolio of securitized specially serviced loans as of the dates indicated below:

Special Servicing	12/31/2016	12/31/2017	12/31/2018	3/31/2019
CMBS Pools (excludes SFR)	17	19	22	23
By Approximate Number	926	1,159	1,220	1,407
Named Specially Serviced By Approximate UPB(1)	11,037,436,457	9,390,884,743	11,988,515,043	12,080,802,751
Actively Specially Serviced By Number of Loans(2)	13	14	12	14
Actively Specially Serviced By Approximate UPB(2)	120,278,493	181,792,953	138,318,128	147,116,242

SFR Pools	10	6	3	3
By Approximate Number	164	153	249	245
Named Specially Serviced By Approximate UPB(1)	5,567,067,343	2,423,291,984	547,140,715	527,375,373
Actively Specially Serviced By Number of Loans(2)	0	5	7	8
Actively Specially Serviced By Approximate UPB(2)	0	9,314,191	11,115,151	11,487,873

(1)	Includes all securitized loans in Situs’ portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.
(2)	Includes only those securitized loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of February 28, 2019, Situs had 42 personnel involved in the asset management and special servicing of commercial real estate assets, of which 7 were dedicated to the special servicing business unit. As of February 28, 2019, Situs specially serviced a portfolio that included approximately 28 loans throughout the United States with a then-current face value in excess of $161.8 million, all of which are commercial or multifamily real estate assets. As of February 28, 2018, Situs had 35 personnel involved in the primary/master servicing of commercial real estate, all of which are commercial or multifamily real estate assets.

Those commercial real estate assets included mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the certificates. Accordingly, the assets that Situs services, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties securing the Mortgage Loans for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its servicing and special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Situs has recognized that technology can greatly improve its performance as a servicer and special servicer, and Situs’ infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution.

Situs occasionally engages consultants to perform property inspections and provide certain asset management functions. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as servicer and/or special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement nor any material impact on the loan performance or the performance of the Certificates.

Situs will not have primary responsibility for custody services of original documents evidencing the SkyLoft Austin Whole Loan. On occasion, Situs may have custody of certain of such documents as necessary for enforcement actions involving the SkyLoft Austin Whole Loan or otherwise. To the extent that Situs has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standards set forth in the Pooling and Servicing Agreement. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the holders of the Certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer and/or special servicer.

Situs is not affiliated with the Depositor, any of the sponsors and mortgage loan sellers, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representation Reviewer (the “UBS 2019-C16 Transaction Parties”).

There are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between Situs or any of its affiliates, on the one hand, and the issuing entity or any of the UBS 2019-C16 Transaction Parties, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between Situs or any of its affiliates, on the one hand, and the issuing entity or any of the UBS 2019-C16 Transaction Parties, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the UBS 2019-C16 certificates.

The information set forth above under this heading “The SkyLoft Austin Special Servicer” has been provided by Situs Holdings.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Acknowledgement of Proposed Special Servicer, dated as of April 25, 2019.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2019	UBS COMMERCIAL MORTGAGE SECURITIZATION CORP. (Registrant)

	By:	/s/ Nicholas Galeone
Name: Nicholas Galeone Title: President (senior officer in charge of securitization of the depositor)
By:	/s/ David Schell
Name: David Schell Title: Managing Director

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Acknowledgement of Proposed Special Servicer, dated as of April 25, 2019.	(E)